UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 3, 2018

CNX Resources Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-14901	51-0337383
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

CNX Center 1000 CONSOL Energy Drive Suite 400 Canonsburg, Pennsylvania 15317 (Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (724) 485-4000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

On January 3, 2018, CNX Gas Company LLC, a Delaware limited liability (“CNX Gas”) and an indirect wholly owned subsidiary of CNX Resources Corporation, a Delaware corporation (the “Company”), consummated the previously disclosed acquisition (the “Acquisition”) of a 50% membership interest in CONE Gathering LLC, a Delaware limited liability company (“CONE Gathering”), from NBL Midstream, LLC, a Delaware limited liability company (“Noble”), pursuant to that certain Purchase Agreement (the “Purchase Agreement”), dated as of December 14, 2017, by and between CNX Gas and Noble.

CONE Gathering holds 100% of the interests in CNX Midstream GP LLC (f/k/a CONE Midstream GP LLC), a Delaware limited liability company (the “General Partner”) and the general partner of CNX Midstream Partners LP (f/k/a CONE Midstream Partners LP), a Delaware limited partnership (“CNX Midstream”). The General Partner, as the general partner of CNX Midstream, owns a two percent general partner interest in CNX Midstream and all of CNX Midstream’s incentive distribution rights. As a result of the Acquisition, the Company owns 100% of the outstanding interests in CONE Gathering, making CNX Midstream a single-sponsor master limited partnership.

CNX Gas funded the $305 million aggregate purchase price for the Acquisition, which was determined through arms-length negotiation between CNX and Noble, with cash on hand.

In connection with the closing of the Acquisition, CNX Midstream changed its name from “CONE Midstream Partners LP” to “CNX Midstream Partners LP” and changed its New York Stock Exchange ticker symbol to “CNXM”. The General Partner also changed its name from “CONE Midstream GP LLC” to “CNX Midstream GP LLC”.

In addition to the relationship between CNX Gas and Noble created under the Purchase Agreement, certain affiliates of the Company and of Noble have relationships as further described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 and the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017, June 30, 2017 and September 30, 2017.

The foregoing summary of the Purchase Agreement and the Acquisition does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 7.01 Regulation FD.

On January 3, 2018, the Company and CNX Midstream jointly issued a press release announcing the closing of the Acquisition and certain related matters. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and will not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act unless specifically identified therein as being incorporated therein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

The Company intends to file the financial statements required by Item 9.01(a) as part of an amendment to this Current Report on Form 8-K no later than 71 calendar days after the required filing date for this Current Report on Form 8-K.

(b) Pro Forma Financial Information

The Company intends to file the pro forma financial information required by Item 9.01(b) as an amendment to this Current Report on Form 8-K no later than 71 days after the required filing date for this Current Report on Form 8-K.

(d) Exhibits.

Exhibit 10.1	Purchase Agreement, dated December 14, 2017, between CNX Gas Company LLC and NBL Midstream, LLC

Exhibit 99.1	Joint Press Release of CNX Resources Corporation and CNX Midstream Partners LP, dated January 3, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNX Resources Corporation

By:	/s/ Stephen W. Johnson
Name:	Stephen W. Johnson
Title:	Executive Vice President and Chief Administrative Officer

Dated: January 3, 2018